EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Sykes Enterprises, Incorporated (the "Company") on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Chapman, Chief Finance Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2020	By:	/s/ John Chapman
John Chapman
Chief Finance Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.